UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2021
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GUILD HOLDINGS COMPANY
(Exact name of Registrant as Specified in Its Charter)
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Commission file number: 001-39645

Delaware	85-2453154
(State of Incorporation)	(IRS Employer Identification No.)

5887 Copley Drive, San Diego, California	92111
(Address of Principal Executive Offices)	(Zip Code)
(858) 560-6330
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	GHLD	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 10, 2021, Guild Holdings Company (the “Company”) and Guild Mortgage Company LLC (“Guild”), a wholly-owned subsidiary of the Company, entered into a definitive merger agreement (the “Merger Agreement”) with Project Regal Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Residential Mortgage Services Holdings, Inc., a Delaware corporation (“Holdings”), and RMS Shareholder Representative, LLC, a Delaware limited liability company (the “Shareholder Representative”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into Holdings, the separate existence of Merger Sub will cease, and Holdings will continue as the surviving corporation in the merger (the “Merger”). As a result of the Merger, all of the outstanding shares of capital stock of Holdings will be converted into the right to receive an amount in cash or a combination of cash and shares of the Company’s Class A common stock and all of the outstanding shares of Merger Sub will be converted into shares of Holdings. Because Guild is the sole shareholder of Merger Sub, the Merger will result in Guild owning 100% of Holdings and its wholly-owned subsidiary, Residential Mortgage Services, Inc. ("RMS"), an independent retail mortgage lender.

Under the terms of the Merger Agreement, Guild has agreed to acquire all of the outstanding shares of Holdings (including any options exercisable therefor) for an estimated purchase price of $196.7 million based on the tangible book value of Holdings as of March 31, 2021. The final purchase price will be determined by the June 1, 2021 tangible book value of RMS. Although the initial consideration will predominantly be paid in cash, key members of the Holdings management team will receive a portion of their consideration in Class A common stock of the Company. The total number of Company shares issued will be determined pursuant to a formula equal to (i) the percentage of the aggregate closing consideration that each shareholder will receive as shares of the Company multiplied by the aggregate closing consideration owed to such individual shareholder, divided by (ii) the average closing price of Company stock for the ten trading days beginning on the fifteenth trading day immediately prior to the closing date and ending on the fifth trading day immediately prior to the closing date. The formula will be adjusted if the average closing price is above or below certain dollar thresholds. Additionally, RMS shareholders will be entitled to cash payments based on net income from the RMS branch locations for three years following June 1, 2021. These earnout payments will be calculated and paid based on rolling 12-month periods commencing as of June 1, 2021 and ending on the first anniversary of such date, and thereafter on consecutive 12 month periods.

Guild, the Company, Merger Sub, and Holdings (with respect to itself and RMS) made customary representations, warranties and covenants in the Merger Agreement, including, among other things, covenants by Holdings with respect to the business conduct of RMS prior to the closing date of the Merger. The Merger Agreement also provides for certain customary indemnification-related holdbacks and escrows.

The Merger Agreement may be terminated by Guild or the Shareholder Representative, under certain circumstances, including, among others, at any time after August 31, 2021 (the “Outside Date”), by either party, if the closing has not occurred; provided, however, if on August 31, 2021, all conditions to closing have been met except for the receipt of any required regulatory approval, the Outside Date will automatically be extended to September 30, 2021. The closing of the Merger is subject to certain customary conditions, including, among other things, the receipt of certain regulatory and third party approvals, accuracy of representations and warranties, performance of covenants, and the absence of a material adverse effect as to Holdings.

Concurrently with the execution of the Merger Agreement, in order to effect the distribution of Company shares, the Company is entering into a share issuance and acquisition agreement and a registration rights agreement with the Holdings shareholders who will be entitled to receive shares of the Company’s common stock at closing.

The merger is expected to close in the third quarter of 2021.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which will be filed as an exhibit to a Current Report on Form 8-K on or about May 14, 2021 in connection with this transaction.

Item 7.01 Regulation FD Disclosure.
On May 11, 2021, the Company issued a press release announcing entry into a merger agreement with Residential Mortgage Services, Inc. A copy of the press release is furnished as Exhibit 99.1 hereto.

A copy of the investor presentation that will be used by the Company in making presentations to certain existing shareholders of the Company and other persons with respect to the Merger Agreement is furnished as Exhibit 99.2 hereto.

The information contained in this Item 7.01 of this Current Report on Form 8-K, as well as Exhibit 99.1 and 99.2, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise be subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended, if it is expressly incorporated by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Guild Holdings Company on May 11, 2021
99.2	Investor Presentation dated May 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUILD HOLDINGS COMPANY

Date: May 11, 2021	By:	/s/ Lisa I. Klika
Lisa I. Klika
Chief Compliance Officer
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